SCHEDULE 14A INFORMATION

            Revocation Statement Pursuant to Section 14(a)
               of the Securities Exchange Act of 1934
                          (Amendment No.  )

Filed by the Registrant {X}

Filed by a Party other than the Registrant {_}

Check the appropriate box:
{X}   Preliminary Proxy Statement (Revocation of Consent Statement)
      {_} Confidential, For Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
{_}   Definitive Proxy Statement (Revocation of Consent Statement)
{_}   Definitive Additional Materials
{_}   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       DATA SYSTEMS & SOFTWARE INC.
                -----------------------------------------
             (Name of Registrant as specified in its charter)

                -----------------------------------------
   (Name of person(s) filing proxy statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
{X}   No fee required.
{_}   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1)   Title of each class of securities to which transaction applies:
      (2)   Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4) Proposed maximum aggregate value of transactions:
      (5) Total fee paid.
--------
{_}   Fee paid previously with preliminary materials.
{_}   Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:
      (2)   Form, Schedule or Registration Statement No.:
      (3)   Filing Party:
      (4)   Date Filed:


                PRELIMINARY COPY -- SUBJECT TO COMPLETION.
                          DATED JANUARY 15, 1998

                            [DSSI Letterhead]

                                                             January __, 1998




Dear Fellow Stockholder:

            We are writing to alert you that two dissident stockholders, Dwayne A. Moyers and Jeffrey A. Cummer, and certain entities they control, are attempting to take complete control of your Company. In an effort to do this, the Moyers/Cummer group is contacting stockholders of Data Systems & Software, Inc. and asking them to sign consent forms to remove, without cause, your entire Board of Directors and replace your directors with the Moyers/Cummer group's own hand-picked nominees.

            WE URGE YOU NOT TO SIGN ANY BLUE CONSENT CARD OR
            OTHER FORMS WHICH MAY BE FURNISHED TO YOU BY
            MESSRS. MOYERS OR CUMMER, OR THEIR SELF-STYLED
            "COMMITTEE."

            Mr. Moyers, age 29, and Mr. Cummer, age 40, are Texas-based investment managers and securities brokers, who have disclosed no experience in operating or managing a sophisticated software business such as the Company's. The five people they would install as directors of your Company include themselves, their lawyer (who would receive a $50,000 bonus if they were to succeed in taking control of your Company) and a "private investor" who has not invested in a single share of your Company's stock. We believe you will agree that you cannot afford to put the future of your investment in the hands of these people.

            You can act today to protect your investment in the Company. Whether or not you have previously signed the Moyers/Cummer group's BLUE consent card, please sign and date the enclosed WHITE Consent Revocation Card and return it in the enclosed postage-paid envelope. The Moyers/Cummer group is trying to stampede you and your fellow stockholders into acting by February 20, 1998, so it is important that you send in the WHITE Consent Revocation Card today!

            We thank you for your continued trust and support.

                                    Sincerely,

                                    [George Morgenstern]


                                    Chairman of the Board,
                                    President and Chief Executive Officer



     PRELIMINARY COPY--SUBJECT TO COMPLETION, DATED JANUARY 15, 1998

                       DATA SYSTEMS & SOFTWARE INC.
                               200 ROUTE 17
                         MAHWAH, NEW JERSEY 07430
                               ------------

              CONSENT REVOCATION STATEMENT FURNISHED BY THE
            BOARD OF DIRECTORS OF DATA SYSTEMS & SOFTWARE INC.
      IN OPPOSITION TO THE SOLICITATION OF CONSENTS BY THE COMMITTEE
        TO ENHANCE DATA SYSTEMS & SOFTWARE INC. STOCKHOLDER VALUE
                       (THE "MOYERS/CUMMER GROUP")
                               ------------

                             JANUARY __, 1998

            This Revocation of Consent Statement and the accompanying WHITE Consent Revocation Card are being furnished by the Board of Directors (the "Board") of Data Systems & Software Inc., a Delaware corporation ("DSSI" or the "Company"), to the holders of outstanding shares of DSSI's common stock, par value $.01 per share
(the "Common Stock"), in opposition to the solicitation (the "Moyers/Cummer Solicitation") by the Moyers/Cummer Group of written consents from the stockholders of DSSI. The Moyers/Cummer Group consists of two dissident DSSI stockholders who are business partners, Dwayne A. Moyers and Jeffrey A. Cummer, and certain entities they control. The Moyers/Cummer Group, in what we believe is an effort to make it appear that they speak for other stockholders, is calling itself a "Committee" of stockholders.

            The Moyers/Cummer Group is attempting to take complete control of DSSI. The purpose of the Moyers/Cummer solicitation is to attempt to remove, without cause, the Company's entire Board of Directors, and replace them with five new directors selected by the Moyers/Cummer Group. The Moyers/Cummer Group also is soliciting consents in support of four proposed amendments to the Company's By-laws (the "By-laws") and one other proposal, all as described in more detail below.

            DSSI'S BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE
MOYERS/CUMMER SOLICITATION AND URGES YOU NOT TO SIGN THE BLUE CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY THE MOYERS/CUMMER GROUP.

            EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED THE MOYERS/CUMMER GROUP'S BLUE CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT
REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR PROMPT
ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY. CAUTION: MARKING THE "ABSTAIN" BOX ON THE WHITE CONSENT REVOCATION CARD MAY NOT HAVE THE EFFECT OF REVOKING A PRIOR CONSENT. IN ORDER TO BE SURE THAT YOU ARE REVOKING A PRIOR CONSENT, YOU MUST EITHER MARK THE "REVOKE CONSENT" BOX ON THE WHITE CONSENT REVOCATION CARD, OR SIGN THE WHITE CONSENT REVOCATION CARD WITHOUT MARKING ANY BOXES.

           IF YOUR SHARES ARE HELD IN "STREET NAME," ONLY YOUR BROKER OR BANKER CAN VOTE YOUR SHARES. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE A WHITE CONSENT REVOCATION CARD
ON YOUR BEHALF TODAY.

            This Consent Revocation Statement and the enclosed WHITE Consent Revocation Card are first being mailed to stockholders on or about January __, 1998.

            If you have any questions about giving your revocation of consent or require assistance, please call Innisfree M&A Incorporated ("Innisfree"), the firm assisting DSSI in this solicitation, at the phone numbers shown below:

                        INNISFREE M&A INCORPORATED
                      501 MADISON AVENUE, 20TH FLOOR
                         NEW YORK, NEW YORK 10022
                      CALL TOLL FREE: (888) 750-5834
               BANKS & BROKERS CALL COLLECT: (212) 750-5833

                               ------------


           REASONS FOR OPPOSING THE MOYERS/CUMMER SOLICITATION

            DSSI'S BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE MOYERS/CUMMER SOLICITATION AND URGES YOU NOT TO SIGN THE BLUE CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY THE MOYERS/CUMMER GROUP. The Moyers/Cummer Group is soliciting written consents to take the following actions without a stockholders meeting (collectively, the "Moyers/Cummer Proposals"). The text of each of the seven proposed resolutions constituting the Moyers/Cummer Proposals is set forth below:

MOYERS/CUMMER PROPOSAL 1

            Remove, without cause, the Company's entire Board of Directors:

                  "RESOLVED, that each member of the Board of Directors of the Company, such members being, at the present time, George Morgenstern, Sheldon Krause, Harvey Eisenberger, Robert Kuhn, Samuel Fogel, Maxwell Raab and Allen Schiff, and any person or persons (other than the persons elected pursuant to this consent) elected or appointed to the Board of Directors of the Company prior to the effective date of this resolution in addition to or in lieu of any of the afore named individuals to fill any newly created directorships or vacancy on the Board of Directors of the Company, or otherwise, is hereby removed and the office of each member of the Board of Directors is hereby declared vacant."

MOYERS/CUMMER PROPOSAL 2

            Elect five persons selected by the Moyers/Cummer Group to constitute the Board of Directors:

                  "RESOLVED, that the following persons are hereby elected as directors of the Company to fill vacant directorships on the Board of Directors, and to serve until their respective successors are duly elected and qualified: Dwayne A. Moyers; Jeffrey A. Cummer; William
Nelson II; Kyle G. Kennedy; and Alan M. Steinmetz."

MOYERS/CUMMER PROPOSAL 3

            Amend Article XII of the By-laws to prohibit the Board of Directors from amending certain provisions of the By-laws without the written consent of a majority of the stockholders:

                  "RESOLVED, that Article XII of the By-laws be amended by appending to the end of said Article XII the following:

                        ; provided, however, that the Board of Directors shall have no right or authority and shall not be permitted to alter, amend or repeal any By-law which affects or which would affect, in any way, certain stockholder rights relating to (a) the nomination, removal and election of directors, or (b) the calling of special meetings by the stockholders without the prior written consent of holders of no less than a majority of the outstanding shares."

 MOYERS/CUMMER PROPOSAL 4

            Repeal any changes made to the By-laws subsequent to January 7, 1998, the Record Date of the Moyers/Cummer Solicitation:

                  "RESOLVED, that any changes made after the Record Date to the By-laws by the current Board of Directors be rendered null and void and of no further force and effect."

 MOYERS/CUMMER PROPOSAL 5

            Amend Article II, Section 2 of the By-laws by deleting it in its entirety and substituting therefor the following:

                  "RESOLVED, that Article II, Section 2 of the By-laws of the Company be deleted in its entirety and the following be inserted therein in its lieu and stead as Section 2 of Article II:

                        "Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors or the President of the Corporation or by written consent of a stockholder or stockholders holding of record at least twenty-five percent (25%) of the shares of Common Stock of the Corporation issued and outstanding, such special meeting to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice or waiver of notice thereof."

            A copy of current text of Article II, Section 2 of the By-laws is set forth on Appendix A.

MOYERS/CUMMER PROPOSAL 6

            Repeal Sections 6 and 7 of Article II of the By-laws and delete said two sections from the By-laws:

                  "RESOLVED, that Sections 6 and 7 of Article II of the By-laws of the Company be rendered null and void and of no further force and effect and that said Sections 6 and 7 be repealed and deleted from the By-laws of the Company."

            Sections 6 and 7 of Article II of the By-laws set forth procedures to be followed by stockholders intending to make nominations for directors or present other business at an annual meeting. In essence, such sections require that the Company be notified of any such intentions at least 60 days in advance of the date of the annual meeting so as to provide the Board of Directors with an opportunity to evaluate any such nominations or other proposals and make an appropriate recommendation to stockholders. A copy of such sections is set forth on Appendix A.

 MOYERS/CUMMER PROPOSAL 7

            Terminate or amend the Company's Stockholder Rights Plan as set forth in the Rights Agreement (the "Rights Agreement") dated March 19, 1996, between the Company and American Stock Transfer & Trust Co., as Rights Agent:

                  "RESOLVED, that the Board of Directors shall immediately undertake to terminate that certain Rights Agreement so that the Rights Agreement shall be rendered null and void, but only to the extent that the termination of such Rights Agreement would not result in the exercisability by any rights holder under the Rights Agreement of any rights held thereunder and/or would not have a negative economic effect on the Company, which determination shall be made by the Board of Directors in their sole reasonable discretion, or, in the alternative, upon the Board's reasonable discretion, provide for an amendment to said Rights Agreement to provide for a threshold for the triggering of the rights set forth in said Rights Agreement to be changed from 15% to 25%."

                                       * * *

            In furtherance of their goal of seeking to take complete control of the Company without offering stockholders any value at all for their shares, and without presenting any specific plan for increasing stockholder value, the Moyers/Cummer Group is seeking written consents of the Company's stockholders to remove, without cause, the entire Board of Directors and to replace the directors with five persons selected by the Moyers/Cummer Group. The Moyers/Cummer Group also is seeking consents in support of the other five Moyers/Cummer Proposals. In response to the Moyers/Cummer Solicitation, the Board of Directors is asking the Company's stockholders not to provide their consent and is soliciting from the Company's stockholders revocations of any consents that may have been given.

            THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY BELIEVES THAT THE MOYERS/CUMMER PROPOSALS ARE NOT IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND URGES STOCKHOLDERS TO REJECT SUCH PROPOSALS. YOUR BOARD OF DIRECTORS THEREFORE REQUESTS THAT YOU SIGN, DATE AND RETURN THE ENCLOSED WHITE REVOCATION OF CONSENT CARD, WHETHER OR NOT YOU HAVE PREVIOUSLY SIGNED AND RETURNED THE BLUE CONSENT CARD SOLICITED BY THE MOYERS/CUMMER GROUP.

            The Board of Directors strongly believes that the arguments set forth by the Moyers/Cummer Group are seriously flawed and simplistic, and that the Moyers/Cummer Group is simply trying to take control of the Company for its own benefit and advantage. The persons whom the Moyers/Cummer Group have nominated to serve as directors of the Company have indicated in the Moyers/Cummer Group's public filings no experience in managing a business like DSSI. Their proposal is simply that they intend to use the Company's resources over a period of two to three years to bring in outside advisors and consultants to help them come up with a plan to break up your Company. The Company's Board of Directors believes that the Moyers/Cummer Group does not understand the current industry conditions or the adverse tax consequences which such a proposal would entail and, in the Board's judgment, there is no basis to believe that the Moyers/Cummer Group will in any way enhance stockholder value.

            Your Board of Directors is, and has always been, committed to increasing value for all stockholders. Over the last two years, the Company has been working to develop new products and markets so as to be in a position to realize future value for stockholders. In this regard, the Company regularly consults, as and when appropriate, with investment bankers and other consultants so as to evaluate the alternatives for financing the various start-up operations and maximizing their potential.

            Furthermore, the Moyers/Cummer Group's attempt to take complete control of the Company would, the Board believes, deprive DSSI stockholders of the opportunity to fully benefit from the progress now underway at DSSI. This progress has been accomplished by an experienced and dedicated management team working under the direction of the Board of Directors.

            Your Board of Directors believes that the Moyers/Cummer Proposals relating to the By-laws and the Rights Agreement are designed to limit the Board's flexibility in protecting the interests of all stockholders and effectively opposing the efforts of the Moyers/Cummer Group to take complete control of the Company.

            In 1994, your Board of Directors adopted certain amendments to the By-laws which are designed to ensure that stockholders have informed and meaningful input, while minimizing any unnecessary disruptions to the operations of the Company's on-going business. For example, by adopting advance notice By-laws (Sections 6 and 7 of Article II of the By-laws), the Board has not denied the right of stockholders to participate in the annual meeting of stockholders. The advance notice provisions simply ensure that stockholders would not be surprised and would be entitled to receive information from both the proponent and the Company before being required to cast their votes. Similarly, the provision of the By-laws requiring that special meetings be called by the Board of Directors is intended to limit the disruptive impact that a special meeting may have, in recognition of the fact that a meeting, at which all directors are subject to election, would be held on an annual basis and that stockholders always had the opportunity at any time to effect changes in the Board of Directors through the use of the stockholder consent procedures.

            Lastly, the Moyers/Cummer Group has stated in public filings that they may purchase an as yet unspecified number of additional shares, while at the same time it is asking stockholders to vote for a termination of the Rights Agreement or, in the alternative, an increase in the triggering threshold from fifteen to twenty-five percent. The Rights Agreement is not intended to prevent all offers to acquire the Company, but rather to deter efforts to acquire control of the Company, such as through the acquisition of additional shares in the open market, which do not offer fair value for all shares. The Board of Directors believes that consideration of termination or modification of the Rights Agreement at this time would benefit only the Moyers/Cummer Group (which is seeking complete control of the Company without offering stockholders anything for their shares), and would not be in the best interest of the Company's other stockholders.

            THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THE MOYERS/CUMMER SOLICITATION AND URGES YOU NOT TO SIGN THE BLUE CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY MOYERS/CUMMER GROUP.

            EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED MOYERS/CUMMER GROUP'S BLUE CONSENT CARD, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT
REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. CAUTION:
MARKING THE "ABSTAIN" BOX ON THE WHITE CONSENT REVOCATION CARD MAY NOT HAVE THE EFFECT OF REVOKING A PRIOR CONSENT. IN ORDER TO BE SURE THAT YOU ARE REVOKING A PRIOR CONSENT, YOU MUST EITHER MARK THE "REVOKE CONSENT" BOX ON THE WHITE CONSENT REVOCATION CARD OR SIGN THE WHITE CONSENT REVOCATION CARD WITHOUT MARKING ANY BOXES.

            IF YOU HAVE ANY QUESTIONS, PLEASE CALL INNISFREE, THE FIRM ASSISTING THE COMPANY IN THIS SOLICITATION, TOLL-FREE AT (888) 750-5834. BANKS AND BROKERS SHOULD CALL COLLECT AT (212) 750-5833.


                          THE CONSENT PROCEDURE

            Under Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), unless otherwise provided in the certificate of incorporation, any action which may be taken at an annual or special meeting of stockholders of a corporation may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consents are duly delivered to the corporation.

            Thus, the unrevoked consent of the holders of not less than a majority of the shares of Common Stock outstanding and entitled to vote on the Record Date (as defined below) must be obtained within the time limits specified herein to adopt each of the Moyers/Cummer
Proposals. Each share of Common Stock is entitled to one vote per share. Since consents are required from the holders of record of a majority of the outstanding shares of Common Stock in order for each of the Moyers/Cummer Proposals to be adopted, an abstention from voting on the Moyers/Cummer Group's BLUE Consent Card or a broker non- vote will have the practical effect of a vote against such proposals.

            Under Section 228 of the DGCL, in order to be effective, consents with respect to the Moyers/Cummer Proposals must be delivered within 60 days of the earliest dated consent with respect to the Moyers/Cummer Proposals delivered to DSSI. On January 7, 1998, a consent with respect to 11,600 shares of Common Stock executed on behalf of an IRA for Dwayne A. Moyers, was delivered to the Company. Accordingly, the record date (the "Record Date") for stockholders entitled to consent is January 7, 1998 and the consents will not be effective unless the requisite number of unrevoked consents are obtained on or before March 8, 1998. As of the Record Date, there were 7,369,178 shares of Common Stock issued and outstanding.

            A stockholder may revoke any previously signed consent by signing, dating and returning a WHITE Consent Revocation Card in the postage-paid envelope provided, and either marking the "Revoke Consent" box or not marking any boxes. A consent may also be revoked by delivery of a written consent revocation to the Moyers/Cummer Group. STOCKHOLDERS ARE URGED, HOWEVER, TO DELIVER ALL CONSENT REVOCATIONS TO
INNISFREE, THE FIRM ASSISTING DSSI IN THIS SOLICITATION, AT INNISFREE M&A INCORPORATED, 501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022. DSSI requests that if a consent revocation is instead delivered to the Moyers/Cummer Group, a photostatic copy of the revocation also be delivered to DSSI c/o Innisfree at the address set forth above, so that DSSI will be aware of all revocations. Any consent revocation may itself be revoked at any time by signing, dating and returning to the Moyers/Cummer Group a subsequently dated BLUE consent card, or by delivery of a written revocation of such consent revocation to DSSI or the Moyers/Cummer Group.

            According to the preliminary Consent Solicitation Statement (the "Moyers/Cummer Statement") filed on January 7, 1998 by the Moyers/Cummer Group with the Securities and Exchange Commission, the Moyers/Cummer Group "intends to deliver consents to the Company in the manner required by Section 228 of the DGCL once the [Moyers/Cummer Group] has determined that valid and unrevoked consents representing a majority of the issued and outstanding shares of the Common Stock as of the Record Date have been obtained." In addition, the Moyers/Cummer Group is trying to pressure stockholders to act by February 20, 1998. Accordingly, it is important that any stockholder who has executed a consent and desires to revoke such consent sign, date and mail the WHITE Consent Revocation Card as soon as possible.

            If any shares of Common Stock that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar "street name" holder, you are not entitled to vote such shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other "street name" holder to grant or revoke consent for the shares of Common Stock held in your name. Accordingly, you should contact the person responsible for your account and direct him or her to execute the enclosed WHITE Consent Revocation Card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to DSSI in care of Innisfree at the address set forth above so that DSSI will be aware of your instructions and can attempt to ensure such instructions are followed.

            YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO THE MOYERS/CUMMER GROUP. TO DO SO, YOU NEED ONLY SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE THE WHITE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS REVOCATION STATEMENT.
IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE WHITE CONSENT REVOCATION CARD WITH RESPECT TO ANY MOYERS/CUMMER PROPOSAL, THE CARD WILL BE USED IN ACCORDANCE WITH THE DSSI BOARD'S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSAL.

            IF YOU ARE AGAINST THE MOYERS/CUMMER PROPOSALS AND HAVE NOT SIGNED A MOYERS/CUMMER GROUP CONSENT, YOU MAY SHOW YOUR OPPOSITION TO THE MOYERS/CUMMER PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE CONSENT REVOCATION CARD. THIS WILL BETTER ENABLE DSSI TO KEEP
TRACK OF HOW MANY STOCKHOLDERS OPPOSE THE MOYERS/CUMMER PROPOSALS.

            DSSI has retained Innisfree to assist in communicating with stockholders in connection with the Moyers/Cummer Solicitation and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your WHITE Consent Revocation Card or any other questions, Innisfree will be pleased to assist you. You may call Innisfree toll-free at (888) 750-5834.


         CERTAIN INFORMATION REGARDING THE COMPANY'S DIRECTORS AND OFFICERS

            Set forth below is certain information concerning the Board of Directors and the executive officers of the Company:

NAME                  AGE            POSITIONS
--------------        ------         -----------------
George Morgenstern    64      Director; Chairman of the Board, President and
                              Chief Executive Officer of DSSI; Chairman of the
                              Board of the Company's Decisions Systems Israel
                              Ltd. subsidiary ("DSI Israel"); Chairman of the
                              Board of the Company's Tower Semiconductor Ltd.
                              subsidiary ("Tower")

Robert L. Kuhn        53      Director; Vice Chairman of the Board of DSSI

Samuel Fogel          52      Director; Executive Vice President of DSSI;
                              President and General Manager of DSI Israel

Yacov Kaufman         40      Vice President and Chief Financial Officer of
                              DSSI; Vice President and Chief Financial Officer of DSI Israel

David Weldler         40      Vice President

Harvey Eisenberger    53      Director

Sheldon Krause        42      Director and Secretary

Maxwell M. Rabb       87      Director

Allen I. Schiff       51      Director

-------------------------


            GEORGE MORGENSTERN has been Chairman of the Board since June 1993, and has been President and Chief Executive Officer of DSSI since its incorporation in 1986. Mr. Morgenstern also serves as Chairman of the Board of DSI Israel and as Chairman of the Board of Tower.

            ROBERT L. KUHN has been a director of DSSI since 1986 and Vice Chairman of the Board of DSSI since 1994. Since 1991, Dr. Kuhn has been President of Geneva Financial Corporation, a company specializing in mergers and acquisitions. Dr. Kuhn has been active in establishing joint ventures and cross-border transactions with Japan and China, and has been an advisor for the governments of the People's Republic of China, Israel and Germany on commercializing science and technology.

            SAMUEL FOGEL has been a director and Executive Vice President of DSSI since March 1997, Vice President of DSSI since June 1993,
President of DSI Israel since October 1991, and General Manager of DSI Israel since June 1990.

            YACOV KAUFMAN has been Vice President and Chief Financial Officer of DSSI since February 1996. Mr. Kaufman has been a Vice
President of DSI Israel since 1992 and Chief Financial Officer of DSI Israel since 1990.

            DAVID WELDLER has been Vice President of DSSI since February 1996. From February 1995 to February 1996, Mr. Weldler served in various capacities at DSSI. From 1991 to 1995 Mr. Weldler was president of an international marketing firm.

            HARVEY EISENBERGER has been a director of the Company since 1994. Since March 1997, Mr. Eisenberger has been employed by the
Company's PHD division in an administrative capacity. From 1986 to March 1997, Mr. Eisenberger was an account executive with a New York investment firm.

            SHELDON KRAUSE has served as Secretary of the Company since 1986 and as a director since 1994. Since 1987, Mr. Krause has been engaged in the private practice of law in New York City and is currently a member of the firm of Ehrenreich Eilenberg Krause & Zivian LLP (which prior to January 1998 was known as Ehrenreich & Krause). From 1981 to 1986, Mr. Krause was associated with the New York law firm of Cravath, Swaine & Moore. Mr. Krause is the son-in-law of George Morgenstern, Chairman of the Board, President and Chief Executive Officer of the Company.

            HON. MAXWELL M. RABB has been a director of the Company since 1992. Ambassador Rabb has been Of Counsel to the law firm of Kramer, Levin, Naftalis & Frankel since 1991 and was Of Counsel to the law firm of Stroock & Stroock & Lavan from 1989 to 1991. From 1981 to 1988,
Ambassador Rabb was United States Ambassador to Italy.

            ALLEN I. SCHIFF has been a director of the Company since 1992. Since 1978 he has been a Professor of Accounting at Fordham
University Graduate School of Business Administration, serving as
Chairman of the Accounting Department from 1981 to 1983 and from 1985 to 1990.

MEETINGS OF THE BOARD OF DIRECTORS

            During 1997, the Board of Directors of the Company met four times. Each person that served as a director in 1997 (except (i) Ambassador Rabb, who attended two Board meetings in 1997 and (ii) Mr. Fogel, who was appointed to the Board during 1997 and did not attend any meetings) attended in excess of 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held during 1997 and (ii) the total number of meetings held during 1997 by each committee of the Board of Directors on which the director served.

INFORMATION CONCERNING CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

            The Board of Directors of the Company has a standing Audit Committee comprised of Dr. Schiff, who serves as Chairman, and Mr. Krause. During 1997, the Audit Committee met four times.

            The Audit Committee is charged with assisting the directors with the fulfillment of their responsibilities to stockholders and others relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee reviews with the Company's independent certified public accountants the Company's accounting practices and policies; reviews the report of the Company's independent auditors on the Company's year-end financial statements; examines from time to time, in consultation with the Company's financial officers and its independent certified public accountants, the Company's overall accounting and financial controls; and is available to the Company's independent auditors for consultation. In addition, the Audit Committee makes recommendations to the Board of Directors regarding the engagement or discharge of the Company's auditors.

            The Board of Directors has also established a Stock Option Committee which administers the Company's stock-based compensation plans and which approves awards of stock options and other stock-based compensation. Dr. Schiff and Mr. Krause currently serve on the Committee, with Dr. Schiff acting as Chairman. Ambassador Rabb serves on the Committee as an alternate member.

            The Board of Directors does not have a nominating committee or a compensation committee.


            STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                         BY DIRECTORS AND EXECUTIVE OFFICERS

            The following table and the notes thereto set forth
information, as of January 14, 1998, concerning beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of
Common Stock by (i) each director of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table under "Executive and Director Compensation," and (iii) all executive officers and directors of the Company as a group (9 persons).
                                                               PERCENTAGE OF
NAME AND ADDRESS OF           NUMBER OF COMMON SHARES          COMMON STOCK
BENEFICIAL OWNER  (1)           BENEFICIALLY OWNED (2)          OUTSTANDING
---------------------         -----------------------          -------------

George Morgenstern..................     506,489(3)                    6.2%
Robert L. Kuhn......................     442,489(4)                    5.4%
Samuel Fogel........................     297,403(5)                    3.7%
Yacov Kaufman.......................      41,667(6)                       *
David Weldler.......................      13,333(6)                       *
Harvey Eisenberger..................      15,000(6)                       *
Sheldon Krause......................      20,000(6)                       *
Hon. Maxwell M. Rabb................      20,000(6)                       *
Allen I. Schiff.....................      20,000(6)                       *
All executive officers and directors
of the Company as a group (9 people)     1,334,714                     14.8%
----------------------------------------------------------------------------


*   Less than 1%

(1)   Business address is in care of the Company.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Consists of (i) 179,239 shares held by Mr. Morgenstern, including 100,000 shares received by Mr. Morgenstern in March 1996 as a restricted stock award which will vest over a three year period, and (ii) 327,250 currently exercisable options held by Mr.
      Morgenstern.

(4) Consists of 192,656 shares and 249,833 currently exercisable options held by Dr. Kuhn.


(5) Consists of 90,737 shares and 206,666 currently exercisable options held by Mr. Fogel.

(6)   Consists of currently exercisable options.

                                BY OTHERS

               Set forth below is information about stockholders or groups of stockholders known to DSSI to be the beneficial owners of more than 5% of DSSI's equity securities, other than those stockholders listed above. This information has been obtained from reports filed pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                         AMOUNT AND NATURE OF     PERCENT OF
                                        BENEFICIAL OWNERSHIP OF   OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER    SHARES OF COMMON STOCK   COMMON STOCK
------------------------------------    -----------------------  ------------

Group comprised of the following
affiliates of the Moyers/Cummer Group:
Cummer/Moyers Capital Advisors, Inc.,
Cummer/Moyers Capital Partners, Inc.,
Jeffrey A. Cummer, Dwayne A. Moyers
and Cummer/Moyers Holdings, Inc.
Profit Sharing Plan, 3417 Hulen
Street, Fort Worth Texas. . . . . . . .       425,400(1)            5.77%
--------------------

(1) Based on information provided in Amendment No. 1 to a Schedule 13D, dated January 13, 1998 and filed by the group. In the Schedule 13D, Cummer/Moyers Capital Advisors, Inc. reports beneficial ownership of 192,000 shares of which it has shared dispositive power and no voting power; Cummer/Moyers Capital Partners, Inc., as general partner of an investment partnership, reports beneficial ownership of 210,000 shares of which it has sole dispositive and voting power; Cummer/Moyers Holdings, Inc. Profit Sharing Plan reports beneficial ownership of 10,000 shares of which it has sole dispositive and voting power;
      Jeffrey A. Cummer reports beneficial ownership of 413,800 shares, including 1,800 shares held directly by him; and Dwayne A. Moyers reports beneficial ownership of 423,600 shares, including 11,600 shares held by an IRA. The aggregate number of shares reported in the Schedule 13D as being owned by the group is 425,400 shares.

                   EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION OF DIRECTORS

            Each director of the Company is paid $1,000 for each meeting which such director attends and is reimbursed for associated out-of-pocket expenses. Dr. Schiff is paid an additional amount of $20,000 per annum for his service as Chairman of the Audit Committee and Stock Option
Committee plus additional amounts in the event of special committee assignments. Dr. Schiff was paid a total of $24,000 in 1997 in connection with his service on the Board of Directors and Board committees. Mr. Eisenberger was paid an additional $6,000 in 1997 in connection with his service on the Board and the Audit Committee. Dr. Kuhn was paid an additional $50,000 in 1997 in connection with his service as Vice
Chairman of the Company.

            In addition to the director's fees described above, each member of the Board of Directors who is not an employee of the Company (Mr. Krause, Ambassador Rabb and Dr. Schiff) was granted options in 1997 to purchase 7,500 shares of Common Stock at an exercise price of $6.50 per share (the fair market value of the Common Stock on the date of the Company's 1997 annual meeting of stockholders). These options were granted pursuant to the Company's 1994 Stock Option Plan for Outside Directors described below.


            The Company's 1994 Stock Option Plan for Outside Directors provides for awards of non-qualified options to directors of the Company who are not employees of the Company or its affiliates and who meet certain other eligibility criteria. Pursuant to the plan, (i) upon first election or appointment to the Board of Directors, each newly elected eligible director will be granted an option to purchase 7,500 shares of Common Stock and (ii) immediately following each annual meeting of stockholders of the Company, each eligible director will generally be granted an option to purchase 7,500 shares of Common Stock. Options granted under the plan are exercisable beginning on the first anniversary of the date of the grant until the earliest of (i) 10 years from the date of grant, (ii) one year from the date of which an optionee ceases to be an eligible director and (iii) the date an optionee ceases to be a director (90 days thereafter if due to the death or disability). Options granted under the plan are required to provide for an exercise price per share equal to 100% of the fair market value per share of Common Stock on the date the option is granted. The maximum number of shares of Common Stock in respect of which awards may be granted under the plan is 200,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The Board of Directors has not established a compensation committee. All matters related to compensation, except for matters related to stock option and other stock-based compensation, are determined by the Board of Directors. Matters related to stock options and other stock-based compensation are determined by the Stock Option Committee.

            The following persons served both as members of the Board of Directors and officers of the Company in 1997: Mr. Morgenstern (Chairman of the Board, President and Chief Executive Officer), Dr. Kuhn (Vice Chairman of the Board) and Mr. Krause (Secretary). During 1997, no member of the Board of Directors who was also an officer of the Company participated in any deliberations of the Board of Directors or any committee thereof relating to his own compensation. In addition, Mr. Krause did not participate in any such deliberations relating to Mr. Morgenstern's compensation. Subject to the foregoing limitations, each member of the Board of Directors participated in 1997 in deliberations of the Board of Directors concerning executive officer compensation. For information concerning transactions with the Company in which directors or officers may be deemed to have an interest, see the section entitled "Certain Related Party Transactions."

EMPLOYMENT ARRANGEMENTS

            George Morgenstern serves as Chairman of the Board, President and Chief Executive Officer of the Company pursuant to an employment agreement which commenced on January 1, 1994 and was modified in January 1997 (the "Employment Agreement"). The Employment Agreement provides for a salary of $420,000 per annum (subject to annual review by the Board and an annual cost of living adjustment commencing in 1998) plus contributions to a nonqualified retirement fund equal to 25% of his base salary. Mr. Morgenstern's compensation pursuant to the Employment Agreement also includes the use of two company automobiles, premium payments on a life insurance policy owned by Mr. Morgenstern and other fringe benefits.

            The Employment Agreement extends through December 31, 2001.
Mr. Morgenstern may at any time prior to the end of the term, subject to certain notice requirements, elect to terminate his employment with the Company and to thereafter continue to serve the Company as a consultant for a period (the "Consulting Period") ending on December 31 of the seventh year following the year in which he first commences to serve as a consultant (but in no event prior to December 31, 2005 if the Consulting
Period commences following a Change in Control of the Company (as defined in the Employment Agreement) or a breach by the Company of the Employment Agreement). During the Consulting Period, Mr. Morgenstern would be entitled to receive an annual consulting fee at the rate specified in the following sentence plus the same contributions to a nonqualified retirement fund and the same fringe benefits that he is entitled to receive during the term of his employment as described above. Mr.
Morgenstern's annual consulting fee during the Consulting Period will generally be equal to 50% of his annual salary in effect immediately prior to the Consulting Period, reducing to 25% following the end of the fourth full calendar year of the Consulting Period (subject in all cases to an annual cost of living adjustment). However, if Mr. Morgenstern elects to become a consultant following a breach by the Company of its obligations under the Employment Agreement or following a Change in Control of the Company, Mr. Morgenstern would be entitled to receive his full annual salary until December 31, 2001, and thereafter to receive an annual consulting fee as described in the preceding sentence for the balance of the Consulting
Period. The Company is obligated under the Employment Agreement to fund at the beginning of any Consulting Period all amounts to become payable to Mr. Morgenstern for consulting services and to fund upon his death all amounts payable to his estate. During the term of the Employment
Agreement (including any Consulting Period), Mr. Morgenstern may not engage in a business that is in substantial and direct competition with the business of the Company or any of its subsidiaries.

            Samuel Fogel serves as President and General Manager of DSI Israel, pursuant to an employment agreement with the Company. The term of the agreement is automatically extended for an additional one-year period on August 31 of each year unless terminated for any reason by either party upon three months' prior written notice or by the Company for cause (as defined). In addition to his cash compensation, Mr. Fogel also has use of a company automobile and receives other benefits customarily conferred in Israel upon persons in similar corporate positions.

            The stock option agreements with the Company's executive officers generally provide for accelerated vesting in the event of a "Change in Control of the Company" (as defined in such agreements). The removal of the Company's existing Board of Directors and their replacement with the persons selected by the Moyers/Cummer Group would constitute a Change in Control of the Company for purposes of the Employment Agreement and the stock option agreements.

EXECUTIVE COMPENSATION

            The following table sets forth for the periods indicated information concerning the compensation of the Chief Executive Officer and the three other officers of the Company who received in excess of $100,000 in compensation during 1997. Mr. Weldler was not an officer of the Company prior to 1996.

                        SUMMARY COMPENSATION TABLE

                                                  LONG TERM COMPENSATION AWARDS
                          ANNUAL COMPENSATION     -----------------------------
NAME AND                                          RESTRICTED        SECURITIES
PRINCIPAL                 -------------------     STOCK             UNDERLYING   ALL OTHER
POSITION             YEAR  SALARY ($)  BONUS ($)  AWARD ($)         OPTIONS (#) COMPENSATION($)
------------------   ---- -------      ------     ---------        ------------ ----------------

George Morgenstern   1995  300,000        --             --         97,500       82,800
  Chief Executive    1996  300,000        --      600,000(1)       100,000       85,000
  Officer            1997  420,000        -              -                       126,000(2)

Samuel Fogel         1995  132,000        --             --         40,000       17,600
  Executive Vice     1996  132,000        --             --             --       17,600
  President          1997  132,000        --             --             --       17,600(3)

Yacov Kaufman        1995   99,600      26,200           --         20,000       15,000
  Vice President     1996  108,000       5,900           --             --       17,000
                     1997  108,000      10,000           --             --       17,000(3)

David Weldler        1996  200,000        --             --         10,000          --
  Vice President     1997  200,000        -              -               -          --

 -------------------------
(1) Represents the fair market value of 100,000 shares of Common Stock awarded in a restricted stock award pursuant to the Company's 1994 Stock Incentive Plan, valued at the market price for the Common Stock on the date of the award. The shares vest over a three-year period, with one-third of the shares vesting in March of each year commencing March 1997. Dividends, if and when declared by the Company, would be payable on vested shares; unvested shares are not eligible to receive dividends. No restricted stock awards have been previously made to Mr. Morgenstern.

(2) Consists of (i) $105,000 in contributions to a non-qualified retirement fund,(ii) approximately $17,000 paid in lieu of vacation not taken in 1996, (iii) approximately $5,000 in life insurance premiums and (iv) director's fees of $4,000.

(3) Represents contributions to severance and pension funds. These contributions are made on substantially the same basis as those made on behalf of all Israeli employees.

            The following tables summarize (i) the options granted in 1997 to the executive officers named in the Summary Compensation Table above, (ii) the potential value of these options at the end of the option term assuming certain levels of appreciation of the Company's Common Stock, (iii) the number of shares acquired by such named executive officers upon the exercise of options in 1997 and the value realized thereon, and (iv) the number and value of all options held by such executive officers at the end of 1997.

                        OPTION/SAR GRANTS IN 1997

                                                                POTENTIAL
                                                             REALIZABLE VALUE
                                                             AT ASSUMED ANNUAL
                                                               RATES OF STOCK
                                                             PRICE APPRECIATION
                              INDIVIDUAL GRANTS(1)           FOR OPTION TERM(2)
                ------------------------------------------  -------------------
                             % OF
                NUMBER      TOTAL
                OF          OPTIONS
                SECURITIES  GRANTED
                UNDERLYING  TO          EXERCISE OR
                OPTIONS     EMPLOYEES   BASE
                GRANTED     IN FISCAL   PRICE       EXPIRATION
NAME            (#)         YEAR (%)    ($/SHARE)   DATE        5% ($)  10% ($)
-------------   ----------  ---------   ---------   ----------  ------  -------

Yacov Kaufman   25,000      80.6        5.25        7/31/02     36,262  80,129


-------------------------

(1)   The Company did not grant any stock appreciation rights (SARs) in 1997.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% compounded annual appreciation rates prescribed by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future price appreciation, if any, of the Common Stock.

(3) These options become exercisable as to one-third in July of each year commencing July 1998.


                          AGGREGATED OPTION EXERCISES IN 1997
                        AND FISCAL YEAR END STOCK OPTION VALUES


                       NUMBER
                       OF                            NUMBER OF SECURITIES                VALUE OF
                       SHARES                       UNDERLYING UNEXERCISED         UNEXERCISED IN-THE-MONEY
                       ACQUIRED                     OPTIONS AT YEAR END(#)             OPTIONS($)(2)
                       UPON             VALUE       ----------------------         ------------------------
NAME                   EXERCISE(#)(1)   REALIZED($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------  --------------   -----------   -----------  -------------  -----------  -------------

George Morgenstern...    --      --     327,250       120,000           --             --
Samuel Fogel.........    --      --     206,666        33,334           --             --
Yacov Kaufman........    --      --      41,667            --           --             --
David Weldler........    --              13,333         6,667           --             --


--------------------------

(1)     No options were exercised by any of the named persons in 1997.
(2) Based on the closing price for the Common Stock on December 31, 1997, of $4-3/4.

CERTAIN RELATED PARTY TRANSACTIONS

            In December 1994, the Company made a non-interest bearing loan of approximately $277,000 to Samuel Fogel, a director and Executive Vice President of the Company and President of DSI Israel. The loan remains outstanding and is repayable out of the proceeds of the sale of shares of Common Stock previously issued to Mr. Fogel.

            During 1996 and 1997, the Company made a loan to George Morgenstern, its Chairman, President and Chief Executive Officer, to facilitate Mr. Morgenstern's purchase of an apartment in Israel for his use while in Israel on DSSI business. As of December 31, 1997, the balance of this loan, which bears interest at an annual rate of 7%, was approximately $650,000. Such loan is repayable in monthly installments over a period of five years.

            During 1997, the Company paid approximately $385,000 for legal services rendered and reimbursement of out-of-pocket expenses to Ehrenreich & Krause, a law firm in which Sheldon Krause, a director and Secretary of the Company, was a member. Effective January 1998, such law firm is known as Ehrenreich Eilenberg Krause & Zivian LLP. In addition, Tower paid approximately $153,000 for legal services rendered and reimbursement of out-of-pocket expenses to such firm in 1997. Prior to 1997, Tower's financial results were included in the Company's consolidated financial statements, and payments by both companies to Ehrenreich & Krause were reported on a combined basis.

            During 1997, Shlomie Morgenstern, Director of Operations for the Company's Databit and International Data Operations subsidiaries, received compensation of approximately $98,000. Shlomie Morgenstern is a son of George Morgenstern, Chairman, President and Chief Executive Officer of the Company.

          COMPENSATION REPORT OF THE BOARD OF DIRECTORS FOR 1996

            The goals of the Company's compensation policy are to (i) attract, retain and reward executives who contribute to the overall success of the Company by offering compensation that is competitive, (ii) motivate executives to achieve the Company's business objectives and
(iii) align the interests of executives with the long-term interests of stockholders. In 1996, the Company primarily used salary, stock options and restricted stock to meet these goals. The Board of Directors believes that there is necessarily an element of subjectivity in establishing compensation levels for the Company's executives and does not follow specific objective performance criteria when establishing such compensation levels.

            The salary paid to Mr. Morgenstern, the chief executive officer of the Company, in 1996 was paid pursuant to an employment agreement entered into by the Company with Mr. Morgenstern at the beginning of 1994 (described under "Executive and Director Compensation--Employment Arrangements"). Because Mr. Morgenstern's cash compensation during 1996 was made solely pursuant to his employment agreement, the Board of Directors took no action regarding Mr. Morgenstern's cash compensation during 1996. In addition to being paid salary, Mr. Morgenstern was granted stock options and restricted stock during 1996. The decisions with respect to such grants were based upon the subjective evaluation of the Stock Option Committee of various factors, including the executive's ability to influence the Company's long-term growth and profitability and the advisability of using long-term compensation awards as a means of retaining the services of the executive over the long term and further aligning the interests of the executive with those of the stockholders.

                         BOARD OF DIRECTORS

                         George Morgenstern
                         Robert L. Kuhn
                         Samuel Fogel
                         Harvey Eisenberger
                         Sheldon Krause
                         Maxwell M. Rabb
                         Allen I. Schiff

                      STOCK PRICE PERFORMANCE GRAPH

            The following stock price performance graph compares the cumulative total return of the Company's Common Stock, during the period February 10, 1992 (date of the Company's initial public offering) to December 31, 1996, to the cumulative total return during such period of
(i) the Nasdaq Stock Market Index (United States and Foreign) and (ii) the Nasdaq Computer & Data Processing Stock Index. The comparison in the graph assumes the investment of $100 in the Company's Common Stock and in each such index on February 10, 1992, and the reinvestment of all divide nds.

                    COMPARISON OF CUMULATIVE TOTAL RETURN

                              02/10/92    12/31/92   12/31/93    12/30/94   12/29/95  12/31/96
                              --------    --------   --------    --------   --------  --------

DSSI........................  100         185.33     421.667     158.333    233.333   189.333
Nasdaq Computer & Data
  Processing Stock Index....  100         100.066    105.905     128.611    195.868   241.754
Nasdaq Stock Market Index...  100         108.547    125.652     121.874    171.157   209.540


   COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

            Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These persons are also required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms that they file. Based solely on the Company's review of such forms received by it, or written representations from certain reporting persons, the Company believes that during 1997 all filing requirements applicable to its executive officers and directors were complied with.

                            CERTAIN LITIGATION

            On January 15, 1998, DSSI commenced an action in the United States District Court for the District of New Jersey (the "Court") against Dwayne A. Moyers, Cummer/Moyers Capital Advisors, Inc., Cummer/Moyers Capital Partners, Inc., Jeffrey A. Cummer, Cummer/Moyers Holdings, Inc. Profit Sharing Plan, Cummer/Moyers Holdings, Inc. and The Committee to Enhance Data Systems & Software Inc. Stockholder
Value (the "Defendants"). The Complaint seeks, among other relief, an order enjoining what the complaint alleges are Defendants' continuing violations of Sections 13(d) and 14(a) of the Exchange Act, the rules and regulations promulgated thereunder by the SEC and the common law. The Complaint alleges, among other things, that unless these violations are enjoined, DSSI and its shareholders will be irreparably harmed in that DSSI's shareholders will be forced to make voting decisions respecting the Defendants' consent solicitation based upon materially inaccurate and incomplete information. DSSI has moved the Court for an order setting an expedited discovery, briefing and hearing schedule on DSSI's motion for a preliminary injunction.

                     PARTICIPANTS IN THE SOLICITATION

            Under applicable regulations of the SEC, each member of the Board, the executive officers of DSSI and certain other members of management of DSSI may be deemed to be a "participant" in DSSI's solicitation of revocations of consent. Information about the principal occupations of directors and executive officers is set forth under the section entitled "Certain Information Regarding the Company's Directors and Officers." Information about the present ownership of DSSI's securities by directors and executive officers of DSSI is provided in "Stock Ownership of Certain Beneficial Owners and
Management -- By Directors and Executive Officers". In addition to DSSI's directors and executive officers, Ms. Laurie Smith, Investor Relations Coordinator, may be deemed to be a participant. Ms. Smith beneficially owns options to acquire a total of 2,000 shares of the Company's Common Stock. The business address for each participant is c/o Data Systems & Software Inc., 200 Route 17, Mahwah, New Jersey 07430. Information about the transactions in the Company's securities within the past two years by each of the participants is provided in Appendix B.

                       SOLICITATION OF REVOCATIONS

            The cost of the solicitation of revocations of consent will be borne by DSSI. DSSI estimates that the total expenditures in connection with such solicitation (including the fees and expenses of DSSI's attorneys, public relations advisers and solicitors, advertising, printing, mailing, travel and other costs, but excluding salaries and wages of officers and employees), will be approximately $_______, of which $__________ has been spent to date. In addition to the Board's solicitation by mail, directors, officers and other DSSI employees may, without additional compensation, solicit revocations by mail, in person, by telecommunication or by other electronic means.

            DSSI has retained Innisfree, at an estimated fee of $50,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of revocations, as well as to assist DSSI with its communications with its stockholders with respect to, and to provide other services to DSSI in connection with, DSSI's opposition to the Moyers/Cummer Solicitation. Approximately fifteen persons will be utilized by Innisfree in its efforts. DSSI will reimburse brokerage houses, banks, custodians and other nominees and fiduciaries for out-of-pocket expenses incurred in forwarding DSSI's consent revocation materials to, and obtaining instructions relating to such materials from, beneficial owners of Common Stock. DSSI has agreed to indemnify Innisfree against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws.

               INDEPENDENT PUBLIC ACCOUNTANTS AND AUDITORS

            Deloitte & Touche LLP served as the Company's independent certified public accountants and auditors for the year ended December 31, 1997 and is expected to serve in that capacity for fiscal year 1998.

            STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

            Stockholders may present proposals for inclusion in the Company's 1998 proxy statement provided that (in addition to other applicable requirements) such proposals are received by the Company in writing at its principal executive offices no later than March 27, 1998.


                                                 Sheldon Krause,
January __, 1998                                 Secretary


                                IMPORTANT

1. If your shares are registered in your own names, please sign, date and mail the enclosed WHITE Consent Revocation Card to Innisfree in the postage-paid envelope provided.

2. If you have previously signed and returned a BLUE consent card to the Moyers/Cummer Group, you have every right to change your vote. Only your latest dated card will count. You may revoke any BLUE consent card already sent to the Moyers/Cummer Group by signing, dating and mailing the enclosed WHITE Consent Revocation Card in the postage-paid envelope provided.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE Consent Revocation Card with respect to your shares and only after receiving your specific instructions. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE Consent Revocation Card to be issued representing your shares.

4. After signing the enclosed WHITE Consent Revocation Card, do not sign or return the BLUE consent card. Do not even use the Moyers/Cummer Group's BLUE consent card or any other forms sent to you by the Moyers/Cummer Group to indicate your opposition to the Moyers/Cummer Proposals.

      If you have any questions about giving your revocation of consent or require assistance, please call:

                        INNISFREE M&A INCORPORATED
                      501 MADISON AVENUE, 20th FLOOR
                         NEW YORK, NEW YORK 10022
                      CALL TOLL FREE: (888) 750-5834
               BANKS & BROKERS CALL COLLECT: (212) 750-5833



                                                               APPENDIX A

                        PROPOSED BY-LAW AMENDMENTS

            The following paragraph sets forth Article II, Section 2 of the Company's By-laws.

            Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board or the President of the Corporation, and may not be called by any other person or persons. Any such special meeting shall be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice or waiver of notice thereof.

            The following paragraph sets forth Article II, Section 2 as proposed by the Moyers/Cummer Group under Moyers/Cummer Proposal 5.

            Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors or the President of the Corporation or by written consent of a stockholder or stockholders holding of record at least twenty-five percent (25%) of the shares of Common Stock of the Corporation issued and outstanding, such special meeting to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice or waiver of notice thereof.

                                  * * *

            The following paragraphs set forth the current Article II, Sections 6 and 7 of the Company's By-laws.

            Section 6. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors; provided, however, that the following procedures shall not apply to the nomination of persons for election as directors by vote of any class or series of preferred stock of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any common stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 6. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders and the meeting is held on a day which is not within five calendar days of the date on which the prior year's meeting was held, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Such notice shall be accompanied by the executed consent of each nominee to serve as a director if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation by the holders of the Common Stock of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

            Section 7. Advance Notification of Business to be Transacted at Stockholder Meetings. To be properly brought before the annual or any special stockholders' meeting, business must be either (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual or any special stockholders' meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders and the meeting is held on a day which is not within five calendar days of the date on which the prior year's meeting was held, notice by the stockholder to be timely must be so received not later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs; provided, further, however, that this Section 7 shall not apply to any special meeting of stockholders where only the holders of one or more classes or series of preferred stock of the Corporation are entitled to vote. Such stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

            Except as otherwise provided in this Section 7, no business shall be conducted at the annual or any special meeting except in accordance with the procedures set forth in this Section 7, provided, however, that nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting. The officer of the Corporation presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.


                                                                 APPENDIX B


     INFORMATION CONCERNING CERTAIN TRANSACTIONS IN DSSI'S SECURITIES
                        WITHIN THE PAST TWO YEARS


      The following table sets forth all purchases and sales of DSSI's securities by the participants referred to above during the last two years:


                        Number of               Date of
                        Shares Purchased        Purchase
Name                    (or Sold)               or Sale
----                    ----------------        --------

David Weldler           10,000(1)               5/28/96
                        (10,000)(1)             5/28/96

Maxwell Rabb            (5,000)                 9/27/96
                        (5,000)                 11/27/96
                        (5,000)                 12/5/96
                        (5,000)                 12/6/96


(1) The 10,000 shares were purchased upon exercise of stock options and sold on the same day.



PRELIMINARY COPY
SUBJECT TO COMPLETION, DATED JANUARY 15, 1998

[FORM OF CONSENT REVOCATION CARD -- WHITE]

DATA SYSTEMS & SOFTWARE INC.

THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
DATA SYSTEMS & SOFTWARE INC.
IN OPPOSITION TO THE SOLICITATION BY THE MOYERS/CUMMER GROUP (OPERATING UNDER THE NAME "THE COMMITTEE TO ENHANCE DATA SYSTEMS & SOFTWARE INC. STOCKHOLDER VALUE")

      The undersigned, a holder of shares of Common Stock, par value $.01 per share (the "Common Stock"), of Data Systems & Software Inc. ("DSSI"), acting with respect to all of the shares of Common Stock held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

THE BOARD OF DIRECTORS OF DATA SYSTEMS & SOFTWARE INC. UNANIMOUSLY RECOMMENDS THAT YOU "REVOKE CONSENT". PLEASE SIGN, DATE AND MAIL THIS CONSENT REVOCATION CARD TODAY.

IMPORTANT: MARKING THE "ABSTAIN" BOX WITH RESPECT TO ANY PROPOSAL MAY NOT HAVE THE EFFECT OF REVOKING A PRIOR CONSENT. IN ORDER TO BE SURE THAT YOU ARE REVOKING A PRIOR CONSENT, YOU MUST EITHER MARK THE "REVOKE CONSENT" BOX OR SIGN THIS CONSENT REVOCATION CARD WITHOUT MARKING ANY BOXES.

MOYERS/CUMMER PROPOSAL 1: Remove, without cause, the entire existing Board of Directors, consisting of the following persons: George Morgenstern, Sheldon Krause, Harvey Eisenberger, Robert Kuhn, Samuel Fogel, Maxwell
Raab and Allen Schiff.

      [__] REVOKE CONSENT      [__] DO NOT REVOKE CONSENT   [   ] ABSTAIN


MOYERS/CUMMER PROPOSAL 2: Elect the following five persons selected by the Moyers/Cummer Group to constitute the Board of Directors: Dwayne A. Moyers; Jeffrey A. Cummer; William Nelson II; Kyle G. Kennedy; and Alan M. Steinmetz.

      [__] REVOKE CONSENT      [__] DO NOT REVOKE CONSENT

INSTRUCTIONS: IF YOU WANT TO REVOKE YOUR CONSENT FOR FEWER THAN ALL OF THE CANDIDATES, CHECK THE "REVOKE CONSENT" BOX BUT WRITE THE NAMES OF THE PERSONS AS TO WHICH CONSENT IS NOT REVOKED IN THE FOLLOWING SPACE:


MOYERS/CUMMER PROPOSAL 3: Amend Article XII of the By-laws in the manner described in the Revocation of Consent Statement.

      [__] REVOKE CONSENT      [__] DO NOT REVOKE CONSENT   [__] ABSTAIN

MOYERS/CUMMER PROPOSAL 4: Repeal any changes made to the By-laws subsequent to the Record Date of the Consent Solicitation.

      [__] REVOKE CONSENT      [__] DO NOT REVOKE CONSENT   [__] ABSTAIN

MOYERS/CUMMER PROPOSAL 5: Amend Article II, Section 2 of the By-laws of the Company in the manner described in the Revocation of Consent
Statement.

      [__] REVOKE CONSENT      [__] DO NOT REVOKE CONSENT   [__] ABSTAIN


MOYERS/CUMMER PROPOSAL 6: Amend the By-laws to delete Sections 6 and 7 of Article II, as more fully described in the Revocation of Consent Statement.

      [__] REVOKE CONSENT      [__] DO NOT REVOKE CONSENT   [__] ABSTAIN


MOYERS/CUMMER PROPOSAL 7: Terminate the Rights Agreement dated March 19, 1996 or, in the alternative, amend said agreement, all as more fully described in the Revocation of Consent Statement.

      [__] REVOKE CONSENT      [__] DO NOT REVOKE CONSENT   [__] ABSTAIN



            IF NO DIRECTION IS MADE, THIS REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

            Please sign your name below exactly as it appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                  Dated:  __________________, 1998

                  ________________________________________________________
                  Name:
                  Title:

                  ________________________________________________________
                  Name: (if held jointly)
                  Title:


      PLEASE SIGN, DATE AND RETURN THIS CONSENT REVOCATION PROMPTLY.